FOR IMMEDIATE RELEASE

Contact:	Richard B. Hurd
Chief Executive Officer
Telephone:	(414) 421-8200

1895 BANCORP OF WISCONSIN, INC.
ANNOUNCES EXPECTED CLOSING DATE

Greenfield, Wisconsin, July 12, 2021 — 1895 Bancorp of Wisconsin, Inc. (the “Company”) (NASDAQ: BCOW), the holding company for PyraMax Bank, FSB (the “Bank”), announced today that it has received all required regulatory approvals for the conversion of 1895 Bancorp of Wisconsin, MHC (the “MHC”) from the mutual holding company to the stock holding company form of organization (the “Conversion”).  The closing of both the Conversion and the related subscription offering are expected to occur at the close of business on July 14, 2021, subject to customary closing conditions.

The Company’s stock is expected to cease trading at the close of business on July 14, 2021.  The stock of 1895 Bancorp of Wisconsin, Inc. (“New 1895 Bancorp”), a newly formed Maryland corporation that is the proposed successor holding company of the Bank, is expected to trade on the Nasdaq Capital Market under the trading symbol “BCOW” beginning on July 15, 2021.

A total of 3,542,000 shares of common stock are expected to be sold in the subscription offering at a price of $10.00 per share.  In addition, as part of the Conversion, each existing share of the Company’s common stock held by public stockholders other than the MHC will be converted into the right to receive 1.3163 shares of New 1895 Bancorp common stock; cash will be paid in lieu of any fractional shares.  Approximately 6,397,982 shares of New 1895 Bancorp common stock are expected to be outstanding after the completion of the offering and the exchange, before taking into account adjustments for fractional shares.

The offering was oversubscribed by eligible account holders who had a first tier priority (those depositors having a qualifying deposit as of December 31, 2019) in the subscription offering.  Accordingly, shares will be allocated to first tier subscribers in accordance with the Plan of Conversion and Reorganization, as described in the Prospectus.  No shares will be sold to other subscribers in the subscription offering.  As disclosed in the Prospectus, the PyraMax Bank, FSB Employee Stock Ownership Plan will purchase up to 8% of shares of common stock sold in the offering in the open market following completion of the Conversion.  Eligible account holders wishing to confirm their allocations may do so online at https://allocations.kbw.com. You may also contact the Stock Information Center at 1-(877) 643-8217.  The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time.

As disclosed in the Prospectus, all shares of common stock sold the offering, as well as those shares of common stock issued in exchange shares of the Company, will be issued in book entry form. Stock certificates will not be issued.  A statement reflecting ownership of shares of common stock of New 1895 Bancorp will be mailed by our transfer agent to the holders of those shares as soon as practicable following closing of the conversion and offering.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus when accompanied by a stock order form.  The shares of common stock of the New 1895 Bancorp are not deposits or savings accounts, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Forward-Looking Statements
Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
About 1895 Bancorp of Wisconsin, Inc.
The Company is a federal corporation based in Greenfield, Wisconsin. The Bank opened in 1895 and currently operates six full-service offices serving customers in the counties of Milwaukee, Ozaukee and Waukesha, Wisconsin.